United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023 (September 26, 2023)

SPI Energy Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37678	20-4956638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4803 Urbani Ave. McClellan Park, CA	95652
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 919-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	SPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This amended Current Report on Form 8-K/A is being filed solely to correct several discrepancies that appeared in the Secured Promissory Note filed as Exhibit 10.2 and the Stock Pledge Agreement filed as Exhibit 10.3 to the Current Report on Form 8-K filed on September 29, 2023 (the “Original 8-K), compared to the final Secured Promissory Note and Stock Pledge Agreement that were executed by SPI Energy Co., Ltd. (the “Company”). Except for the changes described below relating primarily to the timing of interest payments under the Secured Promissory Note (as defined below) and the release of Shares (as defined below) pursuant to the Stock Pledge Agreement (as defined below) upon the repayment of the Secured Promissory Note, no other material changes were made to the Original 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2023, EdisonFuture, Inc. (“EdisonFuture”), a wholly-owned subsidiary of the Company, entered into a stock purchase agreement (the “Purchase Agreement”) with Palo Alto Clean Tech Holding Limited, a British Virgin Islands exempted company which is owned and controlled by Xiaofeng Peng, the Chairman and Chief Executive Officer of the Company, and his spouse (the “Purchaser”). Pursuant to the terms of the Purchase Agreement, EdisonFuture agreed to sell to the Purchaser an aggregate of 12,000,000 shares of common stock, $0.004 par value (the “Shares”), of Phoenix Motor Inc., a Delaware corporation (“Phoenix”), at a per share price of $1.02, representing an aggregate purchase price of $12,240,000 (the “Purchase Price”). Phoenix is a subsidiary of the Company and Xiaofeng Peng also serves as its Chairman and Chief Executive Officer.

The Purchaser agreed to pay the Purchase Price to EdisonFuture by delivering to EdisonFuture on September 26, 2023, which was the date of closing (the “Closing”):

(a) a cash payment of $40,000 in immediately available funds by wire transfer to EdisonFuture, and

(b) a secured promissory note in the aggregate principal amount of $12,200,000 (the “Secured Promissory Note”), secured by all of the Purchaser’s interest in the Shares pursuant to a stock pledge agreement (the “Stock Pledge Agreement”).

The Secured Promissory Note bears interest at 3% per annum, payable in arrears on December 31 of each year, with the full principal balance of $12,200,000, and all accrued but unpaid interest, due on the maturity date, which is three years from the Closing, or September 30, 2026.

The Secured Promissory Note bears interest at 3% per annum, payable in arrears on or before December 31 of each year, commencing December 31, 2023, with the total unpaid principal balance, and all accrued but unpaid interest, due on the maturity date of September 30, 2026.

Upon payment of principal under the Secured Promissory Note, Shares will be released to the Purchaser pursuant to the Stock Pledge Agreement in proportion to the principal amount paid (excluding interest payments by the Purchaser) based upon the original principal amount of $12,200,000. For example, when the Purchaser makes a payment of principal equal to one-twelfth (1/12) of the original principal amount of the Secured Promissory Note ($1,020,000), one-twelfth (1/12) of the Shares (1,000,000 Shares) shall be released to the Purchaser. As of December 14, 2023, no principal amount has been paid by the Purchaser to Edison Future and no Shares have been released by Edison Future to the Purchaser under the Stock Pledge Agreement.

The foregoing is a brief summary only and does not purport to be a complete description, and is subject to and qualified in its entirety by reference to the Secured Promissory Note and the Stock Pledge Agreement, which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.2	Secured Promissory Note
10.3	Stock Pledge Agreement
104	Cover page interactive data file (embedded within the iXBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPI ENERGY CO., LTD.

December 18, 2023	By:	/s/ Xiaofeng Peng
Xiaofeng Peng
Chief Executive Officer

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